Exhibit 10.1

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of November 12, 2010, is by and among BECKMAN COULTER FINANCE COMPANY, LLC, a Delaware limited liability company (the “Company”), BECKMAN COULTER, INC., a Delaware corporation (“Beckman”), the financial institutions party hereto (the “Financial Institutions”), JUPITER SECURITIZATION COMPANY LLC (as successor by merger to Park Avenue Receivables Company LLC, and together with the Financial Institutions, the “Purchasers”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Purchasers (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement defined below.

WHEREAS, the Company, as seller, Beckman, as servicer, the Purchasers and the Administrative Agent are parties to that certain Receivables Purchase Agreement dated as of October 31, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”);

WHEREAS, Beckman, as originator, and the Company, as buyer, are parties to that certain Receivables Sale Agreement dated as of October 31, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Sale Agreement”);

WHEREAS, the parties hereto have agreed to amend the Purchase Agreement and the Sale Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Purchase Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Purchase Agreement is hereby amended as follows:

1.1. Each reference to “Park Avenue Receivables Company LLC” appearing in the Purchase Agreement shall be deleted and replaced with “Jupiter Securitization Company LLC (successor by merger to Park Avenue Receivables Company LLC)” therefor.

1.2. Section 7.1(i)(I) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(I) prepare its financial statements separately from those of Originator and ensure that any consolidated financial statements of Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governing authority will clearly and conspicuously state (which statement may, but is not required to, be in the notes thereto) that Seller is a separate limited liability company and that its assets are available to satisfy the claims of the creditors of Seller and not those of Originator;

1.3. Section 10.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Section 10.2 Increased Cost and Reduced Return. (a) If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent, Seller shall pay to the Administrative Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction; provided, in all cases, only to the extent that such amounts are attributable to the transactions contemplated hereunder and under such Funding Agreement. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, commenced after December 15, 2009, by any Funding Source or Purchaser with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency.

(b) A certificate of the applicable Purchaser or Funding Source setting forth and evidencing in reasonable detail the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to Seller and shall be conclusive absent manifest error. Following receipt of such notice, Seller shall pay such Purchaser or Funding Source the amount as due on any such certificate upon demand.

1.4. Section 10.6 of the Purchase Agreement is hereby deleted in its entirety.

1.5. Subclause (G) of Section 13.1(b)(i) is hereby amended and restated in its entirety as follows:

(G) change the definition of “Average Dilution Ratio,” “Delinquency Ratio,” “Dilution Ratio,” “Dilution Reserve,” “Dilution Reserve Percentage,” “Eligible Receivable,” “Loss Reserve Percentage,” “Loss Reserve,” or “Loss-to-Liquidation Ratio,”

1.6. The address for notices set forth on the signature pages for both the Company and Beckman is hereby amended and restated in its entirety as follows:

Address:	250 S. Kraemer Blvd
Brea, CA 92821
Facsimile: (714) 961-4115
Attention: Treasury Department

1.7. The calculation of “DHR” appearing in the definition of “Dilution Reserve Percentage” set forth on Exhibit II to the Purchase Agreement is hereby amended and restated in its entirety as follows:

DHR	=	(a) the sum of (i) the aggregate gross sales of all Receivables generated by Originator during the most recent calendar month plus (ii) an amount equal to 50% of the aggregate gross sales of all Receivables generated by Originator during the month preceding the most recent calendar month, divided by (b) the Net Receivables Balance as of the last day of the most recent calendar month.

1.8. The definition of “Dilution Horizon” set forth on Exhibit II to the Purchase Agreement is hereby deleted in its entirety.

1.9. The definition of “Dilution Ratio” set forth on Exhibit II to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Dilution Ratio” means, in respect of any calendar month, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such calendar month, divided by (ii) the aggregate gross sales of all Receivables generated by Originator during the calendar month ended two (2) calendar months prior to such calendar month.

1.10. The calculation of “DS” appearing in the definition of “Dilution Reserve Percentage” set forth on Exhibit II to the Purchase Agreement is hereby amended and restated in its entirety as follows:

DS	=	the greatest Average Dilution Ratio during the immediately preceding 12-month period.

1.11. The definition of “Liquidity Termination Date” set forth on Exhibit II to the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Liquidity Termination Date” means October 26, 2011 (as may be extended for an additional period of time up to 364 days from time to time in accordance with Section 1.5).

The parties hereto hereby agree that any notice or timing requirements set forth under Section 1.5 to the Purchase Agreement with respect to the extension of the Liquidity Termination Date are hereby waived.

1.12. Exhibit II to the Purchase Agreement is hereby amended to insert the following new definition of “Average Dilution Ratio” in proper alphabetical order:

“Average Dilution Ratio” means, in respect of any calendar month, the average of the Dilution Ratios for such calendar month and the calendar month ended one month prior to such calendar month.

1.13. Schedule A to the Purchase Agreement is hereby amended and restated in its entirety as set forth on Annex I attached hereto.

2. Amendment to the Sale Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Sale Agreement is hereby amended as follows:

2.1. The reference to “Park Avenue Receivables Company LLC (“PARCO”)” appearing in the preliminary statements to the Sale Agreement is hereby deleted and replaced with “Jupiter Securitization Company LLC (as successor by merger to Park Avenue Receivables Company LLC) (“Jupiter”)” therefor.

2.2. Each reference to “PARCO” appearing in the Sale Agreement is hereby deleted and replaced with “Jupiter” therefor.

2.3. The address for notices set forth on the signature page for both the Company and Beckman is hereby amended and restated as follows:

Address:	250 S. Kraemer Blvd
Brea, CA 92821
Facsimile: (714) 961-4115
Attention: Treasury Department

2.4. Schedule A to the Sale Agreement is hereby amended and restated in its entirety as set forth on Annex II attached hereto.

3. Conditions Precedent. This Amendment shall become effective as of the date above written upon the Administrative Agent’s receipt, satisfactory to it, of:

3.1. Copies of each of the following, duly executed by each of the Persons named as parties thereto: (i) this Amendment and (ii) that certain Fee Letter (the “Amendment Fee Letter”), dated the date hereof, among J.P. Morgan Securities LLC and the Company.

3.2. All fees due and payable to JPMorgan on or prior to the effective date of this Amendment in accordance with the terms of the Purchase Agreement or the Amendment Fee Letter.

4. Representations and Warranties.

4.1. The Company hereby represents and warrants that:

a. This Amendment, the Purchase Agreement and the Sale Agreement, as amended hereby, constitute its legal, valid and binding obligations and are enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

b. Upon the effectiveness of this Amendment and after giving effect hereto, each representation and warranty by the Company, set forth in the Purchase Agreement and any other Transaction Document is true and correct in all material respects as of the date hereof (except for those representations and warranties relating to an earlier date, which shall be true and correct in all material respects as of such date).

c. Upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event.

4.2. Beckman hereby represents and warrants that:

a. This Amendment, the Purchase Agreement and the Sale Agreement, as amended hereby, constitute its legal, valid and binding obligations and are enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

b. Upon the effectiveness of this Amendment and after giving effect hereto, each representation and warranty by Beckman, set forth in the Purchase Agreement, the Sale Agreement or any other Transaction Document is true and correct in all material respects as of the date hereof (except for those representations and warranties relating to an earlier date, which shall be true and correct in all material respects as of such date).

c. Upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes an Termination Event or Potential Termination Event.

5. Reference to and Effect on the Transaction Documents.

5.1. From and after the effectiveness of this Amendment (i) each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Purchase Agreement and its amendments, as amended hereby and (ii) all references to the Purchase Agreement appearing in any other Transaction Document, or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Purchase Agreement, as amended hereby.

5.2. From and after the effectiveness of this Amendment (i) each reference in the Sale Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Sale Agreement and its amendments, as amended hereby and (ii) all references to the Sale Agreement appearing in any other Transaction Document, or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Sale Agreement, as amended hereby.

5.3. The Purchase Agreement and the Sale Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

5.4. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers or the Administrative Agent, nor constitute a waiver of any provision of the Purchase Agreement, the Sale Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6. Governing Law. This Amendment and the obligations arising hereunder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (without regard to conflicts of law principles).

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts; Facsimile Signatures. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature page hereto shall be effective as a counterpart signature provided each party executing such a facsimile counterpart agrees to deliver originals thereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

BECKMAN COULTER FINANCE COMPANY, LLC

By:	/s/ Roger Plotkin
Name: Roger Plotkin
Title: Director

BECKMAN COULTER, INC.

By:	/s/ Roger Plotkin
Name: Roger Plotkin
Title: Treasurer and Vice President

Signature Page to

Omnibus Amendment

JUPITER SECURITIZATION COMPANY LLC (as successor by merger to Park Avenue Receivables Company LLC)

By: JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ Adam Klimek
Name: Adam Klimek
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution and as Administrative Agent

By:	/s/ Adam Klimek
Name: Adam Klimek
Title: Executive Director

Signature Page to

Omnibus Amendment

ANNEX I

SCHEDULE A

PLACES OF BUSINESS OF THE SELLER PARTIES;

LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

Chief Executive Office of each Seller Party:

Beckman Coulter Finance Company, LLC

250 S. Kraemer Blvd

Brea, CA 92821

Beckman Coulter, Inc.

250 S. Kraemer Blvd

Brea, CA 92821

Principal Places of Business of each Seller Party:

Beckman Coulter Finance Company, LLC:	Chief Executive Office

Beckman Coulter, Inc.:	Chief Executive Office

Locations of Records:

Beckman Coulter Finance Company, LLC:	Chief Executive Office

Beckman Coulter, Inc.:	Chief Executive Office, and

200 S. Kraemer Blvd.
Brea, CA 92822

11800 S. W. 147th Ave
Miami, Fl 33196-2500

1000 Lake Hazeltine Dr.
Chaska, MN 55318

Federal Employer Identification Number of Each Seller Party:

Beckman Coulter Finance Company, LLC:	26-2279754

Beckman Coulter, Inc.:	95-1040600

Annex I

ANNEX II

Schedule A

Chief Executive Office; Places of Business; Locations of Records;

Federal Employer Identification Number(s); Other Names

Chief Executive Office of each Seller Party:

Beckman Coulter Finance Company, LLC

250 S. Kraemer Blvd

Brea, CA 92821

Beckman Coulter, Inc.

250 S. Kraemer Blvd

Brea, CA 92821

Principal Places of Business of each Seller Party:

Beckman Coulter Finance Company, LLC:	Chief Executive Office

Beckman Coulter, Inc.:	Chief Executive Office

Locations of Records:

Beckman Coulter Finance Company, LLC:	Chief Executive Office

Beckman Coulter, Inc.:	Chief Executive Office, and

200 S. Kraemer Blvd. Brea, CA 92822 11800 S. W. 147th Ave Miami, Fl 33196-2500 1000 Lake Hazeltine Dr. Chaska, MN 55318

Federal Employer Identification Number of Each Seller Party:

Beckman Coulter Finance Company, LLC:	26-2279754

Beckman Coulter, Inc.:	95-1040600

Annex II